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                                                            EXHIBIT NO. 99.14(b)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Combined Proxy Statement and Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated April 14, 2000 with respect to PaineWebber California Tax-Free Income Fund in this Registration Statement on Form N-14 of MFS Municipal Series Trust.



                                                            ERNST & YOUNG LLP


New York, New York
November 30, 2000